SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Under Rule 14a-12

AMERON INTERNATIONAL CORPORATION (Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P., BARINGTON COMPANIES ADVISORS, LLC,
BARINGTON CAPITAL GROUP, L.P., LNA CAPITAL CORP. AND JAMES A. MITAROTONDA

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐         Fee paid previously with preliminary materials.

☐         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

The Barington Group is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominee at the 2011 annual meeting of stockholders (the “Annual Meeting”) of Ameron International Corporation (“Ameron”).  The Barington Group has made a definitive filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its director nominee at the Annual Meeting.

Item 1.  On March 11, 2011, the Barington Group issued the following press release.  The letter referred to in the press release was previously filed with the SEC on March 11, 2011 and is also available at www.ourmaterials.com/ameron.

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
March 11, 2011	Edward Rose
Barington Capital Group, L.P.
(212) 974-5708

BARINGTON GROUP SENDS LETTER

TO THE STOCKHOLDERS OF AMERON INTERNATIONAL CORPORATION

BELIEVES THE COMPANY IS UNDERPERFORMING ITS VALUE POTENTIAL

SETS THE RECORD STRAIGHT ON THE COMPANY’S DISTRACTING PERSONAL ATTACKS ON ITS NOMINEE

New York, NY, March 11, 2011 – The Barington Group sent a letter today to the stockholders of Ameron International Corporation (NYSE: AMN).  The letter was sent in response to Ameron’s recent aggressive attacks on the qualifications and reputation of the Barington Group’s nominee to the Company’s Board, James A. Mitarotonda.  Barington addresses a number of the false allegations made in Ameron’s recent letter and urges stockholders to vote the WHITE proxy card as it believes that Ameron has been underperforming its value potential.

James A. Mitarotonda, the Barington Group’s highly qualified director nominee, is committed to improving shareholder value and protecting the interests of all stockholders of Ameron.  If elected, Mr. Mitarotonda intends to work constructively with the other members of Ameron’s seven-member Board to seek to improve the Company’s operations, profitability and corporate governance.

Mr. Mitarotonda, 56, is the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P.  Barington and its principals have substantial experience helping improve shareholder value and corporate governance as long-term investors in undervalued publicly-traded companies.  Mr. Mitarotonda is an experienced director who has represented stockholder interests on the boards of ten publicly-traded companies.

The full text of the  Barington Group’s letter can be found at the Barington Group’s web site located at www.ourmaterials.com/ameron.

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The Barington Group has filed a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on February 25, 2011 to be used to solicit votes for the election of its nominee at the 2011 Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation.

THE BARINGTON GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF AMERON TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS.  SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, AT HTTP://WWW.OURMATERIALS.COM/AMERON OR BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR AT PROXY@MACKENZIEPARTNERS.COM.

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